ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this "Agreement") is made as of July 12, 2007, by and among bioMETRX, Inc., a Delaware corporation with an address at 500 North Broadway, Suite 204, Jericho, New York 11753 (the "Company"), each Holder listed on the Schedule of Holders attached hereto (each, including its successors and assigns, a "Holder" and collectively the "Holders"), RDI, Inc., with an address at 400 Columbus Avenue, Valhalla, New York 10595 ("RDI"), and Grushko & Mittman, P.C., as escrow agent, with an address at 551 Fifth Avenue, Room 1601, New York, New York 10176, Attention: Barbara R. Mittman, Esq. (the "Escrow Agent").

WITNESSETH:

WHEREAS, the Holders will be purchasing on the date hereof from the Company an aggregate of $750,000 (such amount, less the following amounts, being the "Investor Funds": (1) any amounts in respect of transaction fees and expenses that the Company and the Holders agree may be paid therefrom and (2) up to $100,000 for the Company to pay outstanding invoices for components for the Units that have previously been ordered by the Company and received by RDI, all as set forth on Schedule A hereto) in principal amount of the Company's secured note ("Note") and certain warrants to purchase shares of the Company's common stock (the "Warrants"); and

WHEREAS, the Company, RDI and the Holders have requested that the Escrow Agent hold the Investor Funds in escrow until the Escrow Agent has received instructions from the Company, RDI and the Holders to release all or a specified portion of the Investor Funds, which instructions shall be given when units of smartTOUCH GDO products ("Units") being manufactured by RDI on behalf of the Company have passed inspection at RDI's Pleasantville facility, as further described below, or in the other circumstances specified herein;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account (the "Escrow Account") with the Escrow Agent whereby the Escrow Agent shall hold the Investor Funds. The Escrow Agent shall have no obligation to invest any funds in the Escrow Account, which funds shall be held in the IOLA Trust Account of the Escrow Agent.

1.2. The Holders shall, by not later than one business day following the receipt by the Holders of the items specified in Section 1(b) of the Note, deposit in the Escrow Account the

Investor Funds. Deposits to the Escrow Account shall be made in accordance with the instructions contained on Exhibit A hereto. It is understood and agreed that the amount on deposit in the Escrow Account can be increased from time to time as agreed by the Company and the Holders.

1.3 If at any time prior to October 19, 2007, (a) RDI receives Units at RDI's warehouse located at 175 Tompkins Avenue, Pleasantville, New York (the "RDI Facility"), (b) such Units have been duly inspected by Intertek Testing Service ("Intertek"), (c) the Holders, the Company and RDI have received a certificate of inspection from Intertek to that effect and (d) such Units have been duly inspected by the Company at the RDI Facility within 48 hours of arrival and a letter confirming such inspection has been delivered to the Holders, the Company and RDI shall, no later than the next business day, jointly instruct the Escrow Agent to disburse an amount of funds (the "Disbursed Funds") from the Escrow Account equal to the product of (1) $66.83 and (2) the number of Units that have passed the foregoing inspections. As soon as is commercially practicable thereafter (but in no event prior to the next business day), the Escrow Agent shall wire the Disbursed Funds to RDI in accordance with the instructions contained on Exhibit B hereto. If the Company fails to inspect Units within the 48-hour period described above, RDI may assume that such Units are satisfactory, thereby entitling RDI to receive payment for such Units.

1.4 In the event that prior to October 19, 2007, the Escrow Agent has not been instructed pursuant to Section 1.3 to deliver Disbursed Funds and Reimbursement Amount (as defined below) in an amount at least equal to the amount of the Investor Funds (a "Delivery Failure"), the Holders, at their sole option, shall have the right, on or after October 19, 2007, to instruct the Escrow Agent to either (i) wire the Remaining Balance (as defined below) to the Holders pursuant to disbursement instructions to be provided by the Holders, or (ii) to wire the Remaining Balance to the Company. The Escrow Agent shall wire the Remaining Balance as soon as is commercially practicable after receiving such instructions from the Holders (but in no event prior to the next business day), in accordance with such instructions. If the Escrow Agent has not received any such instructions from the Holders within five business days after October 19, 2007, the Holders shall be deemed to have notified the Escrow Agent to return the Remaining Balance to the Holders. For purposes hereof, the "Remaining Balance" shall mean, at any date, an amount equal to the Investor Funds less any Reimbursement Amount and the aggregate amount of Disbursed Funds that the Escrow Agent has previously disbursed to RDI as of such date.

1.5 If, at any time, the Company cancels its order with RDI to manufacture further Units and RDI is then in possession of Units or unassembled Units that the Company is obligated to accept from RDI, the Company shall notify the Holders thereof and of the amount of the costs specified below to which RDI is entitled to collect (such amount to which RDI is entitled, being the "Reimbursement Amount"). No later than three business days after receipt by the Holders of any such notice from the Company, the Holders, RDI and the Company will jointly instruct the Escrow Agent to disburse an amount of funds from the Escrow Account equal to the Reimbursement Amount (which amount shall not exceed in any event an amount equal to $66.83 a Unit). As soon as is commercially practicable thereafter (but in no event prior to the next business day), the Escrow Agent shall wire the Reimbursement Amount to RDI in accordance

with the instructions contained on Exhibit B hereto. The Reimbursement Amount, at any date, shall be calculated as follows:

a. 100% of the current price for all finished Units then in RDI's possession, provided such Units pass the pre-shipment inspection performed by an independent inspection firm.

b. without duplication, 100% of the cost of all Unit-related inventory and special inventory then in RDI's possession and not returnable to the vendor or usable for other customers of RDI.

c. without duplication, 100% of the cost of all Unit-related inventory and special inventory of RDI on order and not cancelable.

d. without duplication, any vendor cancellation charges incurred by RDI with respect to Unit-related inventory and special inventory accepted for cancellation or return by the vendor.

e. without duplication, expenses incurred by RDI related to labor and equipment specifically put in place to support the Company's purchase orders and forecasts for Units.

ARTICLE II

MISCELLANEOUS

2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 All notices or other communications required or permitted hereunder shall be (i) in writing, (ii) shall be sent to the addresses of the parties set forth herein and (iii) shall be furnished to the Escrow Agent, whether or not the other provisions of this Agreement specifically require that the Escrow Agent receive a copy of such notice.

2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties hereto or as otherwise expressly permitted herein.

2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared

the same. Unless otherwise indicated, all references to Sections are to sections to this Escrow Agreement.

2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7 The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Holder, RDI and the Escrow Agent.

2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's legal counsel shall be conclusive evidence of the absence of gross negligence, fraud and willful misconduct. The duties of the Escrow Agent shall be mechanical and administrative in nature and the Escrow Agent shall not have by reason of this Escrow Agreement a fiduciary relationship in respect of any party hereto.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Note or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Company.

2.12 The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company, RDI and the Holders. In the event of any such resignation, the Holders, RDI and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.

2.15 The Company and each Holder agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Note other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

BIOMETRX, INC.

By: ______________________________
Name: Mark Basile
Title: ~~Chief Financial~~ Executive Officer

RDI, INC.

By: ______________________________
Name:
Title:

GRUSHKO & MITTMAN, P.C., as Escrow Agent

By: ______________________________
Name:
Title: Partner

HOLDERS:

ALPHA CAPITAL ANSTALT

By: ______________________________
Name: Konrad Ackermann
Title: Director

SCHEDULE OF HOLDERS

(1) Holder	(2) Address and Facsimile Number

ALPHA CAPITAL
ANSTALT

Exhibit A
(WIRE INSTRUCTIONS FOR ESCROW AGENT)

Bank:	Citibank N.A.
	250 Broadway
	New York, NY 10007
ABA Routing:	021-000-089
Account Name:	Grushko &Mittman IOLA Trust Account
Acct No.:	45208884

Exhibit B

(WIRE INSTRUCTIONS FOR RDI)

Schedule A
(TRANSACTION FEES AND EXPENSES DEDUCTED)

ansaction Expenses:

egal Fees of Counsel to the Holder- $20,000

omponent Invoices:

LCDs - $45,474.00

PCBs - $44,070

Power Supplies and connectors - $5,525.00

Balance - $4,931.00 to be used to cover freight charges.